UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

First Franklin Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16362	31-1221029
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Ashwood Drive, Cincinnati, Ohio	45241
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 469-5352

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On January 31, 2011, First Franklin Corporation (the “Company”) held a Special Meeting of Stockholders (the “Meeting”) for the purpose of considering and voting upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 12, 2010, among (i) the Company and its wholly-owned subsidiary, The Franklin Savings and Loan Company, and (ii) Cheviot Financial Corp., Cheviot Merger Subsidiary, Inc., and Cheviot Savings Bank (the “Merger Agreement”). The Merger Agreement and other matters related to the proposed merger were described in the Company’s proxy statement for the Meeting.
On January 31, 2011, Computershare, Inc., the independent inspector of election for the Meeting, released the final certified voting results. The affirmative vote of a majority of the Company’s issued and outstanding shares of common stock was required to adopt the Merger Agreement. The Company’s stockholders adopted the Merger Agreement. The final, certified voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
1,251,525	19,696	75	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FRANKLIN CORPORATION

By: /s/ Daniel T. Voelpel
Daniel T. Voelpel
Vice President and Chief Financial Officer

Date: January 31, 2011